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                                                                    EXHIBIT 24.1
                          CAPITAL HOLDING CORPORATION

                            Secretary's Certificate
                            -----------------------


     I, R. Michael Slaven, hereby certify that I am now, and at all times mentioned herein have been, the duly elected, qualified and acting Secretary of Capital Holding Corporation, a Delaware corporation (the "Company"), and as such officer have access to and am familiar with the records of the Company and am duly authorized to certify as to matters pertaining thereto, which records reflect that:

     a. Attached hereto as Exhibit A is a true and complete copy of resolutions which were duly adopted by the Board of Directors of the Company at a meeting duly called and held on February 16, 1994, at which a quorum was present and acting throughout; and

     b. Such resolutions have not been amended, modified or rescinded in any respect and remain in full force and effect on the date hereof.


Dated:  March 22, 1994

                                                  R. MICHAEL SLAVEN
                                                  ------------------------------
                                                  R. Michael Slaven
                                                  Secretary
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                                                                       EXHIBIT A
                   RESOLUTIONS OF THE BOARD OF DIRECTORS OF

                          CAPITAL HOLDING CORPORATION


                               FEBRUARY 16, 1994


     RESOLVED, in connection with the issuance and sale of the Preferred Stock by the SPC and the related backup undertakings by the Corporation, that the officers of the Corporation be, and they hereby are, authorized, empowered, and directed to cause to be prepared, executed, and filed with the Securities and Exchange Commission (the "Commission") (i) a registration statement on Form S-3 or other appropriate form (as so filed, including any exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, and (ii) such amendments and post-effective amendments to the Registration Statement or supplements to the Prospectus constituting a part thereof, and to take all such further action, including the filing of final forms of the Prospectus, as may, in the judgment of such officers, be necessary, desirable, or appropriate to secure and thereafter to maintain the effectiveness of the Registration Statement;

     RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver a power of attorney appointing Robert L. Walker, Elaine J. Robinson,
R. Michael Slaven and Gregory P. Givan, or any of them, and/or any other persons designated by the Special Committee to act as attorneys-in-fact for the Corporation and its directors and officers for the purpose of executing and filing with the Commission, in its name and on its behalf, the Registration Statement and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, with any exhibits thereto and other documents in connection therewith.